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                       SECURITIES AND EXCHANGE COMMISSION

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                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report January 29, 2001
                        (date of earliest event reported)


                           NORTEL NETWORKS CORPORATION
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             (Exact name of registrant as specified in its charter)






           CANADA                      001-07260             Not Applicable
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(State or other jurisdiction          (Commission          (IRS Employer
      of incorporation)               File Number)         Identification No.)







8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                 L6T 5P6
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    (address of principal executive offices)                         (Zip code)





Registrant's telephone number, including area code (905) 863-0000.


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ITEM 5.   OTHER EVENTS

        On January 29, 2001, the Registrant's principal direct operating subsidiary, Nortel Networks Limited, filed with the Securities and Exchange Commission a preliminary prospectus supplement dated January 29, 2001 relating to a proposed offering of approximately U.S. $1 billion of debt securities with an expected maturity of five years under a shelf registration statement on Form S-3 (File No. 333-51888) filed by Nortel Networks Limited and its indirect subsidiary, Nortel Networks Capital Corporation. Nortel Networks Limited may issue up to U.S. $2.5 billion of debt securities or warrants to purchase debt securities under the shelf registration statement.

        On January 19, 2001, a consolidated amended class action complaint (the "Complaint") was filed in the United States District Court for the Eastern District of Texas, Marshall Division, purportedly on behalf of purchasers of the common stock of Entrust Technologies Inc. ("Entrust") between October 19, 1999 and July 5, 2000. The Complaint amended earlier complaints filed in that court that did not name the Registrant as a defendant. The Complaint alleges that Entrust, certain officers of Entrust, and the Registrant violated the Securities Exchange Act of 1934 with respect to certain statements made by Entrust. The Registrant is alleged to be a controlling person of Entrust. The Registrant has not been served and, accordingly, has not responded to the Complaint. If served, the Registrant intends to vigorously defend this action.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NORTEL NETWORKS CORPORATION



                                           By:    /S/ Nicholas J. DeRoma
                                                  ------------------------------
                                                  Nicholas J. DeRoma
                                                  Chief Legal Officer



                                           By:    /S/ Blair F. Morrison
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                                                  Blair F. Morrison
                                                  Assistant Secretary
Dated:  January 29, 2001